SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED June 23, 1999
(To Prospectus dated May 17, 1999)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.

                          Seller and Master Servicer


               Mortgage Pass-Through Certificates, Series 1999-7

                            _____________________


The Class A-1 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.



The Class A-1 Certificates

o This supplement relates to the offering of the Class A-1 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class A-1 certificates. Additional information is contained in the prospectus supplement dated June 23, 1999 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated May 17, 1999. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the December 26, 2000, the class certificate balance of the Class A-1 certificates was approximately $134,422,934.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-1 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

January 19, 2001

                               THE MORTGAGE POOL

         As of December 1, 2000 (the "Reference Date"), the Mortgage Pool included approximately 1,093 Mortgage Loans having an aggregate Stated Principal Balance of approximately $309,564,988.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.




                                                                                          As of
                                                                                    December 1, 2000
Total Number of Mortgage Loans.................................................           1,093
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days............................................................           0.73%
         60-90 days............................................................           0.09%
         91 days or more (excluding pending foreclosures)......................           0.00%
                                                                                          -----
         Total Delinquencies...................................................           0.82%
                                                                                          =====
Foreclosures Pending...........................................................           0.00%
                                                                                          -----
Total Delinquencies and foreclosures pending...................................           1.00%
                                                                                          =====


--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans, Inc., will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999, to approximately $16.801 billion at February 29, 2000 and to approximately $18.398 billion at August 31, 2000. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:



                                                                                                                 As of
                                                                        At February 28, (29,)                  August 31,
                                                      1997           1998           1999           2000          2000
                                                      ----           ----           ----           ----          ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days.............................      0.65%          1.08%         1.03%           1.37%         1.33%
         60-89 days.............................      0.15           0.16          0.18            0.22          0.26
         90 days or more (excluding pending
              foreclosures).....................      0.16           0.16          0.12            0.16          0.17
                                                      ----           ----          ----            ----          ----
         Total of delinquencies.................      0.96%          1.40%         1.33%           1.75%         1.76%
                                                      ====           ====          ====            ====          ====
Foreclosures pending............................      0.17%          0.17%         0.14%           0.16%         0.23%
                                                      ====           ====          ====            ====          ====
Total delinquencies and foreclosures pending          1.13%          1.57%         1.47%           1.92%         1.99%
                                                      ====           ====          ====            ====          ====
Net Gains/(Losses) on liquidated loans (1) .....  ($2,812,000)   ($2,662,000)  ($3,704,605)    ($3,076,240)  ($728,502)
Percentage of Net Gains/(Losses) on liquidated
     loans (1)(2) ..............................     (0.032)%       (0.024)%      (0.028)%        (0.017)%      (0.004)%
Percentage of Net Gains/(Losses) on liquidated
     loans (based on average outstanding
     principal balance)(1) .....................     (0.033)%       (0.027)%      (0.028)%        (0.018)%      (0.004)%

-----------------

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, on all mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999, to approximately $250.2 billion at February 29, 2000 and to approximately $270.5 billion at August 31, 2000.




                                                                                                               As of
                                                                    At February 28, (29,)                   August 31,
                                                       1997            1998           1999         2000        2000
                                                       ----            ----           ----         ----        ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days..............................      2.26%          2.68%           3.05%         3.40%       3.62%
         60-89 days..............................      0.52           0.58            0.21          0.25        0.31
         90 days or more (excluding pending
              foreclosures)......................      0.66           0.65            0.29          0.32        0.80
                                                       ----           ----            ----          ----        ----
         Total of delinquencies..................      3.44%          3.91%           3.55%         3.97%       4.42%
                                                       ====           ====            ====          ====        ====
         Foreclosures pending....................      0.71%          0.45%           0.31%         0.39%       0.42
                                                       ====           ====            ====          ====        ====
         Total delinquencies and foreclosures
              pending............................      4.15%          4.36%           3.86%         4.36%       4.84%
                                                       ====           ====            ====          ====        ====

                   DESCRIPTION OF THE CLASS A-1 CERTIFICATES

         The Class A-1 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-1 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

         As of December 26, 2000 (the "Certificate Date"), the Class Certificate Balance of the Class A-1 Certificates was approximately $134,422,934, evidencing a beneficial ownership interest of approximately 43.42% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $302,181,522 and evidenced in the aggregate a beneficial ownership interest of approximately 97.62% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $7,383,467, and evidenced in the aggregate a beneficial ownership interest of approximately 2.38% in the Trust Fund. For additional information with respect to the Class A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:


                                                                           Original Term to       Remaining Term to
  Principal Balance         Mortgage Rate        Net Mortgage Rate       Maturity (in months)    Maturity (in months)
   $246,892,762.15          7.163489949%               6.901098872%               179                    158
   $ 62,672,226.34          6.715436186%               6.455857294%               179                    157

(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described in the Prospectus Supplement without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the Class Certificate Balance of the Class A-1 Certificates is $134,422,935 (ix) interest accrues on the Class A-1 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the closing date of the sale of the Class A-1 Certificates is January 19, 2001, (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination" and (xiv) no class of Certificates becomes a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 250% SPA assumes prepayment rates will be 0.50% per annum in month one, 1.00% per annum in month two, and increasing by 0.50% in each succeeding month until reaching a rate of 15.0% per annum in month 30 and remaining constant at 15.0% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.


                         Percent of Class Certificate
                             Balance Outstanding*

                                                          Class A-1
                                                  SPA Prepayment Assumption
                                          ----------------------------------------
          Distribution Date               0%     100%     250%      400%      500%
          -----------------               --     ----     ----      ----      ----
Initial Percent..................          85      85       84       84        83
January 25, 2002.................          81      74       64       55        48
January 25, 2003.................          76      63       46       31        21
January 25, 2004.................          70      53       31       14         4
January 25, 2005.................          65      44       20        3         0
January 25, 2006.................          59      36       12        0         0
January 25, 2007.................          52      29        6        0         0
January 25, 2008.................          45      22        2        0         0
January 25, 2009.................          38      17        0        0         0
January 25, 2010.................          30      11        0        0         0
January 25, 2011.................          22       6        0        0         0
January 25, 2012.................          13       1        0        0         0
January 25, 2013.................           4       0        0        0         0
January 25, 2014.................           0       0        0        0         0
January 25, 2015.................           0       0        0        0         0
January 25, 2016.................           0       0        0        0         0
January 25, 2017.................           0       0        0        0         0
January 25, 2018.................           0       0        0        0         0
January 25, 2019.................           0       0        0        0         0
January 25, 2020.................           0       0        0        0         0
January 25, 2021.................           0       0        0        0         0
January 25, 2022.................           0       0        0        0         0
January 25, 2023.................           0       0        0        0         0
January 25, 2024.................           0       0        0        0         0
January 25, 2025.................           0       0        0        0         0
January 25, 2026.................           0       0        0        0         0
January 25, 2027.................           0       0        0        0         0
January 25, 2028.................           0       0        0        0         0
January 25, 2029.................           0       0        0        0         0
                                            -       -        -        -         -
Weighted Average Life (years)**..         7.0     4.8      2.7      1.8       1.4



--------------------------
* As of the original issuance date. Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $0, $0 and $0, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A-1 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations are effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemption will apply to the acquisition and holding of Class A-1 Certificates by Plans and that all conditions of the Exemption other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

         The Class A-1 Certificates are currently rated "AAA" by Fitch, Inc. and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.


                                           EXHIBIT 1

                                      Mortgage Rates (1)

                               Number of
                               Mortgage         Aggregate Principal            Percent of
 Mortgage Rates (%)             Loans           Balance Outstanding        Mortgage Pool (%)
 ------------------            --------         -------------------        -----------------
      6.000                         4                   $479,653                0.15
      6.125                         4                   $685,428                0.22
      6.250                        15                 $4,206,740                1.36
      6.375                        33                 $9,743,795                3.15
      6.500                       163                $47,556,609               15.36
      6.625                       124                $39,302,554               12.70
      6.750                       204                $60,487,525               19.54
      6.875                       235                $72,235,565               23.33
      7.000                       115                $32,265,690               10.42
      7.125                        57                $14,295,581                4.62
      7.250                        41                $10,196,696                3.29
      7.375                        29                 $9,399,075                3.04
      7.500                        16                 $2,870,195                0.93
      7.625                        10                 $1,774,365                0.57
      7.750                         9                 $1,025,242                0.33
      7.875                        10                 $1,228,205                0.40
      8.000                         6                   $828,157                0.27
      8.125                         3                   $151,316                0.05
      8.250                         3                   $130,612                0.04
      8.500                         1                    $23,261                0.01
      8.500                        11                   $678,722                0.22
                              ------------------------------------------------------------
        Total                   1,093            $309,564,988.00              100.00
                              ============================================================

    (1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charged by the related lenders. As of the Reference Date, the weighted average mortgage rate of the mortgage loans (as so adjusted) is approximately 6.811%. Without such adjustment, the weighted average mortgage rate of the Mortgage Loans is approximately 7.073% per annum.




                                 Current Mortgage Loan Principal Balances (1)


                                     Number of
                                     Mortgage         Aggregate Principal            Percent of
 Current Mortgage Loan Amount         Loans           Balance Outstanding        Mortgage Pool (%)
 ----------------------------        --------         -------------------        -----------------
$0.00  to        50,000                 60                  $2,149,564                  0.69
$100,000.01 to $150,000                 72                  $8,577,810                  2.77
$150,000.01 to $200,000                 31                  $5,352,793                  1.73
$ 50,000.01 to $100,000                129                  $9,115,080                  2.94
$200,000.01 to $250,000                116                 $27,493,322                  8.88
$250,000.01 to $300,000                264                 $72,143,617                 23.30
$300,000.01 to $350,000                148                 $47,611,255                 15.38
$350,000.01 to $400,000                101                 $37,489,062                 12.11
$400,000.01 to $450,000                 49                 $20,741,035                  6.70
$450,000.01 to $500,000                 25                 $11,874,787                  3.84
$500,000.01 to $550,000                 30                 $15,789,000                  5.10
$550,000.01 to $600,000                 20                 $11,429,604                  3.69
$600,000.01 to $650,000                 13                  $7,871,402                  2.54
$650,000.01 to $700,000                  6                  $4,063,578                  1.31
$700,000.01 to $750,000                  4                  $2,816,546                  0.91
$750,000.01 to $800,000                  4                  $3,090,488                  1.00
$800,000.01 to $850,000                  2                  $1,655,506                  0.53
$850,000.01 to $900,000                  6                  $5,283,359                  1.71
$900,000.01 to $950,000                  9                  $8,355,333                  2.70
$1,000,000 to $1,500,000                 2                  $2,704,874                  0.87
$1,500,000 to $2,000,000                 1                  $1,870,463                  0.60
Above $2,000,000                          1                  $2,086,510                 0.67
                                     --------------------------------------------------------------
 Total                               1,093             $309,564,988.00                100.00
                                     ==============================================================

(1) As of the Reference Date, the average current Mortgage Loan principal balance is approximately $283,225.06.





                                      Documentation Program


                          Number of
                          Mortgage         Aggregate Principal            Percent of
 Type of Program           Loans           Balance Outstanding        Mortgage Pool (%)
 ---------------          --------         -------------------        -----------------
 Alternative                288                 $85,717,562                 27.69
 Full                       474                $139,187,682                 44.96
 No Income/No Asset           7                  $4,572,010                  1.48
 Reduced                    249                 $68,113,938                 22.00
 Streamlined                 75                 $11,973,796                  3.87
--------                          -----------------------------------------------------
                          1,093             $309,564,988.00                100.00
                          =============================================================






                                              Types of Mortgaged Properties

                               Number of
                               Mortgage         Aggregate Principal            Percent of
Property Type                   Loans           Balance Outstanding        Mortgage Pool (%)
 ------------                  --------         -------------------        -----------------
 2-4 Family                        45                $4,267,606                    1.38
 Condominium                       38                $7,405,731                    2.39
 High Rise Condo                    6                $1,301,172                    0.42
 Manufactured Housing               4                  $203,751                    0.07
 Planned Unit Development         181               $61,736,254                   19.94
 Single Family                    819              $234,650,475                   75.80
                               ------------------------------------------------------------
   Total                        1,093           $309,564,988.00                  100.00
                               ============================================================




                                        Original Loan-to-Value Ratios (1)



                                       Number of
                                       Mortgage         Aggregate Principal            Percent of
Original Loan-to-Value Ratios(%)        Loans           Balance Outstanding        Mortgage Pool (%)
 -------------------------------       --------         -------------------        -----------------
      50.01-55.00                         45                 $14,734,546                  4.76
      55.01-60.00                         90                 $28,208,534                  9.11
      60.01-65.00                        111                 $35,958,401                 11.62
      65.01-70.00                        131                 $41,452,248                 13.39
      70.01-75.00                        201                 $54,729,750                 17.68
      75.01-80.00                        270                 $70,557,047                 22.79
      80.01-85.00                         33                  $4,961,782                  1.60
      85.01-90.00                         25                  $3,256,740                  1.05
      90.01-95.00                         27                  $2,804,038                  0.91
     50.00 and below                     160                 $52,901,903                 17.09
                                       -------------------------------------------------------------
                                       1,093             $309,564,988.00                100.00
                                       =============================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 65.39%.



                                    Occupancy Types (1)

                            Number of
                            Mortgage         Aggregate Principal           Percent of
Occupancy Types               Loans           Balance Outstanding        Mortgage Pool (%)
----------------            --------         -------------------        -----------------
 Investor Property             85                  $5,219,076                1.69
 Primary Residence            962                $292,966,392               94.64
 Second Residence              46                 $11,379,521                3.68
                            -------------------------------------------------------
   Total                    1,093             $309,564,988.00              100.00
                            =======================================================

(1) Based upon representations of the related mortgagors at the time of origination.




                              State Distributions of Mortgaged Properties

                                Number of
                                 Mortgage         Aggregate Principal           Percent of
     State                        Loans           Balance Outstanding        Mortgage Pool (%)
----------------                ---------         -------------------        -----------------
  California                      306               $104,580,470.97               33.78
  Colorado                         39                $10,220,449.42                3.30
  Florida                          45                $10,653,290.15                3.44
  Illinois                         40                $11,448,027.23                3.70
  Maryland                         26                 $7,542,189.54                2.44
  Massachusetts                    43                $11,951,610.73                3.86
  Michigan                         43                $13,611,629.16                4.40
  New Jersey                       48                $12,358,026.21                3.99
  New York                         54                $11,629,540.49                3.76
  Pennsylvania                     36                 $8,030,297.34                2.59
  Tennessee                        23                 $6,425,764.51                2.08
  Texas                            82                $24,314,250.27                7.85
  Virginia                         21                 $6,806,903.03                2.20
  Washington                       32                 $9,622,279.36                3.11
  Other (less than 2%)            255                $60,370,259.59               19.50
                                 ------------------------------------------------------------
    Total                        1093               $309,564,988.00              100.00
                                 ============================================================



                                      Remaining Terms to Maturity (1)


                                Number of
Remaining Terms to Maturity     Mortgage         Aggregate Principal           Percent of
          (Months)                Loans           Balance Outstanding        Mortgage Pool (%)
---------------------------     ---------         -------------------        -----------------
 38                                 1                       $94,472                0.03
 61                                 1                      $168,734                0.05
 63                                 1                      $205,307                0.07
 81                                 1                       $47,909                0.02
 85                                 2                      $221,315                0.07
 86                                 1                      $234,903                0.08
 91                                 4                      $778,225                0.25
 93                                 1                      $326,187                0.11
 95                                 2                      $351,475                0.11
 96                                 2                      $127,167                0.04
 98                                 4                      $422,243                0.14
 99                                 2                      $359,784                0.12
 100                               11                    $1,853,319                0.60
 101                                1                      $230,349                0.07
 102                                6                      $752,906                0.24
 112                                1                      $265,486                0.09
 114                                1                      $107,780                0.03
 121                                1                      $186,892                0.06
 125                                2                      $182,024                0.06
 126                                2                      $618,206                0.20
 127                                1                      $257,207                0.08
 129                                1                      $259,851                0.08
 130                                1                      $490,187                0.16
 131                                2                      $399,803                0.13
 132                                1                       $69,454                0.02
 134                                1                       $33,459                0.01
 135                                1                      $218,224                0.07
 136                                3                      $563,747                0.18
 137                                3                      $719,377                0.23
 138                                1                      $227,697                0.07
 139                                3                      $594,520                0.19
 141                                3                      $820,128                0.26
 142                                4                      $994,551                0.32
 143                                3                      $378,828                0.12
 144                                5                    $1,361,046                0.44
 145                                3                      $725,524                0.23
 146                               11                    $3,094,551                1.00
 147                                7                    $1,480,679                0.48
 148                                8                    $2,001,759                0.65
 149                                9                    $1,703,445                0.55
 150                                5                      $635,796                0.21
 151                                7                    $1,785,150                0.58
 152                               14                    $2,833,267                0.92
 153                               24                    $5,282,234                1.71
 154                               22                    $3,872,515                1.25
 155                               29                    $7,873,676                2.54
 156                               29                    $6,393,595                2.07
 157                               50                   $10,498,178                3.39
 158                               47                    $9,914,007                3.20
 159                               98                   $29,212,618                9.44
 160                              270                   $88,091,559               28.46
 161                              185                   $60,315,783               19.48
 162                              182                   $55,817,975               18.03
 163                               10                    $3,086,835                1.00
 180                                3                       $23,079                0.01
                                 -------------------------------------------------------------
                                 1093               $309,564,988.00              100.00
                                 =============================================================


(1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 157 months.





                                           Purpose of Mortgage Loans


                                Number of
                                Mortgage         Aggregate Principal           Percent of
Loan Purpose                      Loans           Balance Outstanding        Mortgage Pool (%)
------------                    ---------         -------------------        -----------------

CONSTRUCTION/PERM                    3                   $1,098,700                0.35
PURCHASE                           233                  $75,562,292               24.41
REFINANCE (CASH OUT)               284                  $66,877,757               21.60
REFINANCE (RATE/TERM)              573                 $166,026,239               53.63
                                 -------------------------------------------------------------
                                 1,093              $309,564,988.00              100.00
                                 =============================================================


                                   EXHIBIT 2


             Monthly Remittance Statement dated December 25, 2000


                             Payment Date: 12/25/00


          ------------------------------------------------------------
                             Countrywide Home Loans
               Mortgage Pass-Through Certificates, Series 1999-7
          ------------------------------------------------------------

Class Information                                Current Payment Information

----------------------------------------------------------------------------------------------------------------------------------
                                 Beginning       Pass Thru     Principal       Interest      Total           Principal  Interest
Type       Class Code   Name     Cert. Bal.      Rate          Dist. Amt.      Dist. Amt.    Dist.           Losses     Shortfalls
----------------------------------------------------------------------------------------------------------------------------------
Senior                  A1        135,203,282.48    6.500000%       780,348.02    732,351.11    1,512,699.14       0.00       0.00
                        A2         12,584,880.00    6.500000%             0.00     68,168.10       68,168.10       0.00       0.00
                        A3         65,884,884.18    6.250000%       260,896.32    343,150.44      604,046.76       0.00       0.00
                        A4          9,125,341.03    0.000000%        48,183.44          0.00       48,183.44       0.00       0.00
                        A5         80,345,324.05    6.500000%       424,237.73    435,203.84      859,441.57       0.00       0.00
                        PO            553,913.33    0.000000%         2,436.90          0.00        2,436.90       0.00       0.00
                        X         247,791,185.40    0.389426%             0.00     80,413.61       80,413.61       0.00       0.00
Residual                AR                  0.00    6.250000%             0.00          0.00            0.00       0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------
Subordinate             M           3,130,250.28    6.250000%        12,395.42     16,303.39       28,698.81       0.00       0.00
                        B1          1,317,698.14    6.250000%         5,217.93      6,863.01       12,080.94       0.00       0.00
                        B2            988,297.12    6.250000%         3,913.54      5,147.38        9,060.92       0.00       0.00
                        B3            823,502.55    6.250000%         3,260.97      4,289.08        7,550.05       0.00       0.00
                        B4            494,195.59    6.250000%         1,956.96      2,573.94        4,530.89       0.00       0.00
                        B5            658,875.73    6.250000%         2,609.07      3,431.64        6,040.71       0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Totals          -        -        311,110,444.49     -            1,545,456.30  1,697,895.53    3,243,351.83     -          -
----------------------------------------------------------------------------------------------------------------------------------
Class Information

--------------------------------------------------------------------------------
                                             Ending Cert.          Unpaid
Type             Class Code     Name         Notional Bal.         Interest
--------------------------------------------------------------------------------
Senior                          A1        134,422,934.46              0.00
                                A2         12,584,880.00              0.00
                                A3         65,623,987.86              0.00
                                A4          9,077,157.59              0.00
                                A5         79,921,086.32              0.00
                                PO            551,476.44              0.00
                                X         246,530,506.44              0.00
Residual                        AR                  0.00              0.00
--------------------------------------------------------------------------------
Subordinate                     M           3,117,854.87              0.00
                                B1          1,312,480.21              0.00
                                B2            984,383.58              0.00
                                B3            820,241.57              0.00
                                B4            492,238.63              0.00
                                B5            656,266.66              0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Totals            -              -        309,564,988.19     -
--------------------------------------------------------------------------------

                             Payment Date: 12/25/00


          ------------------------------------------------------------
                             Countrywide Home Loans
               Mortgage Pass-Through Certificates, Series 1999-7
          ------------------------------------------------------------

Class Information                                Current Payment Information

                                                      Factors per $1,000

------------------------------------------------------------------------------------------------------------------------
                                   Beginning     Pass Thru    CUSIP       Principal     Interest    Ending Cert./
Type        Class Code    Name   Cert. Bal.(Face)  Rate       Numbers       Dist.         Dist.     Notional Bal.
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Senior                     A1    135,203,282.48     6.500000% 12669BCN0     4.981606      4.675202    858.132550
                           A2     12,584,880.00     6.500000% 12669BCP5     0.000000      5.416667  1,000.000000
                           A3     65,884,884.18     6.250000% 12669BCQ3     3.724697      4.899001    936.883580
                           A4      9,125,341.03     0.000000% 12669BCR1     4.611147      0.000000    868.682551
                           A5     80,345,324.05     6.500000% 12669BCS9     4.611147      4.730341    868.682551
                           PO        553,913.33     0.000000% 12669BCT7     3.954841      0.000000    894.990977
                           X     247,791,185.40     0.389426% 12669BCU4     0.000000      0.287199    880.489685
Residual                   AR              0.00     6.250000% 12669BCV2     0.000000      0.000000      0.000000
------------------------------------------------------------------------------------------------------------------------
Subordinate                M       3,130,250.28     6.250000% 12669BCW0     3.724697      4.899001    936.883580
                           B1      1,317,698.14     6.250000% 12669BCX8     3.724697      4.899001    936.883580
                           B2        988,297.12     6.250000% 12669BCY6     3.724697      4.899001    936.883580
                           B3        823,502.55     6.250000% 12669BEN8     3.724697      4.899001    936.883580
                           B4        494,195.59     6.250000% 12669BEP3     3.724697      4.899001    936.883580
                           B5        658,875.73     6.250000% 12669BEQ1     3.724696      4.898999    936.883179
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Totals       -             -     311,110,444.49       -            -           -             -           -
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

          ------------------------------------------------------------
                             Countrywide Home Loans
               Mortgage Pass-Through Certificates, Series 1999-7
          ------------------------------------------------------------

--------------------------------------------------------------------------------
                             COLLATERAL INFORMATION
--------------------------------------------------------------------------------
                                           Total
                                           -----
Prin balance       309,564,988.49   309,564,988.49
Loan count                   1093             1093
Avg loan rate           6.811028%             6.81
Prepay amount          313,367.53       313,367.53

--------------------------------------------------------------------------------
                                FEES AND ADVANCES
--------------------------------------------------------------------------------
                                           Total
                                           -----
Master serv fees        64,426.62        64,426.62
Sub servicer fees          774.62           774.62
Trustee fees             2,333.33         2,333.33


Agg advances                  N/A              N/A
Adv this period         25,562.14        25,562.14

--------------------------------------------------------------------------------
                          LOSSES & INSURANCE COVERAGES
--------------------------------------------------------------------------------

                                           Total
                                           -----
Realized losses              0.00             0.00
Cumulative losses            0.00             0.00

Coverage Amounts                           Total
----------------                           -----
Bankruptcy                   0.00             0.00
Fraud                        0.00             0.00
Special Hazard               0.00             0.00


                         Aggregate Certificate Information
   -----------------------------------------------------------------------------
   Class            Aggregate           Aggregate                     Aggregate
   Type            Percentage           Prepay Pct.              End Cert. Bal.
   -----------------------------------------------------------------------------
   Senior           97.626514%           100.000000%            303,697,625.08
   -----------------------------------------------------------------------------
   Junior            2.373486%             0.000000%              7,383,465.52
   -----------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          DELINQUENCY INFORMATION
--------------------------------------------------------------------------------
Period                             Loan Count    Ending Stated Balance
------                             ----------    ---------------------
30 to 59 days                           8                 2,074,256.93
60 to 89 days                           1                   313,911.05
90 or more                              0                         0.00
Foreclosure                             2                   252,291.01

Totals:                                11                 2,640,458.99
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                REO INFORMATION
--------------------------------------------------------------------------------
   REO Date        Loan Number     Ending Stated Balance          Book Value
   --------        -----------     ---------------------          ----------
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   Totals:                              0                            N/A

Current Total Outstanding Balance:                                      0.00
Current Total Outstanding Number of Loans:                                 0

--------------------------------------------------------------------------------
                               OTHER INFORMATION
--------------------------------------------------------------------------------
                                  Amount/Withdrawal     Total/Ending Bal.
                                  -----------------     -----------------
Available remittance amount            3,243,351.83          3,243,351.83
Principal remittance amount            1,545,456.30          1,545,456.30
Interest remittance amount             1,697,895.53          1,697,895.53